Exhibit 99.1

OPENWAVE REPORTS SECOND QUARTER FISCAL 2010 FINANCIAL RESULTS

REDWOOD CITY, CA – February 4, 2010 – Openwave Systems Inc. (Nasdaq: OPWV), one of the world’s leading software innovators enabling revenue-generating personalized services which converge the mobile and broadband experience, today announced that revenues for the second fiscal quarter ended December 31, 2009 were $49.7 million, compared with $49.8 million in the prior quarter ended September 30, 2009 and $48.1 million in the December quarter in the preceding fiscal year. Bookings for the second quarter of fiscal 2010 were $46.5 million. The company ended the quarter with $128.5 million in cash and investments.

“The quarterly results demonstrate Openwave’s progress over the past year and our commitment to financial discipline,” said Ken Denman, CEO of Openwave. “Having anticipated the dramatic increase in mobile data traffic, we have focused on realigning our product portfolio to enable our customers to better capitalize on this unprecedented demand. We’re bringing to market new context-aware software solutions that deliver intelligent bandwidth management and enable new revenue opportunities, and will begin unveiling these new solutions later this month at Mobile World Congress.”

On a GAAP basis, net income for the second fiscal quarter ended December 31, 2009 was $213,000 or $0.00 per share, compared with a net income of $990,000, or $0.01 per share, in the prior quarter and a net loss of $64.2 million, or $0.77 per share, in the December quarter in the preceding year. GAAP net loss for the December quarter of the prior year included an impairment to goodwill of $59.5 million.

On a non-GAAP basis, net income for the second fiscal quarter ended December 31, 2009 was $3.5 million, or $0.04 per share, compared with a net loss of $380,000 or $0.00 per share, in the prior quarter and net income of $1.4 million, or $0.02 per share, during the December quarter of the prior year. Non-GAAP net income (loss) excludes discontinued operations, amortization of intangibles and other acquisition-related costs, stock-based compensation, professional fees associated with certain unusual events, impairments, restructuring, realized losses on auction rate securities and other-than-temporary impairments of investments and the tax impact of these items.

A reconciliation between net income (loss) on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Non-GAAP Measure

The Company’s stated results include the non-GAAP measures: non-GAAP net loss and non-GAAP net loss per share. These non-GAAP measures exclude certain items that generally are non-recurring events, such as costs associated with Openwave’s stock option lawsuit. Additionally, these non-GAAP measures exclude other items that are non-cash items that many other companies exclude, in order to compare Openwave with other companies, such as stock-based compensation and amortization of intangibles. These non-GAAP measures also exclude items which management does not consider when evaluating Openwave’s on-going business, such as restructuring costs and discontinued operations. Openwave considers non-GAAP net income (loss) to be an important measure because it provides a useful measure of the operational performance of Openwave and is used by Openwave’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Openwave’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern time today to discuss its financial results for its second quarter ended December 31, 2009. Interested parties may access the conference call over the Internet through Openwave’s Web site at www.openwave.com or by telephone at (877) 941-1427 or (480) 629-9664 (international). A replay of the conference call will be available for two weeks beginning at approximately 8:00 p.m. eastern time today by calling 800-406-7325. The replay can be accessed internationally by calling 303-590-3030. Reservation number: 4202622.

A live webcast of the call, together with supplemental financial information, will also be available on the Earnings & Metrics section of Openwave’s Web site at http://investor.Openwave.com. A replay will be available on the Web site for at least three months.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is one of the world’s leading software innovators, offering a mediation platform and tools to mobilize the Internet.

As the communications industry intersects with the Internet, Openwave software enables service providers to converge services, increasing the value of their networks by accelerating time to market and reducing the cost and complexity associated with new service deployment. Openwave’s unique product portfolio provides a wide range of service management, analytics, messaging and location technologies. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Openwave and the Openwave logo are trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

Cautionary Note Regarding Forward Looking Statements

The statements in this press release in Mr. Denman’s quote, with respect to future events or expectations, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave assumes no obligation to update the forward-looking statements included in this press release.

In particular, the following factors, among others, could cause actual results to differ materially from those projected: (a) the current economic climate may impede the growth of wireless data demand; and (b) Openwave may not be able to make changes in business strategy, development plans and product offerings to respond to any changes in wireless demand needs of its customers.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Openwave’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s website at www.openwave.com.

For More Information: Investor Relations Mike Bishop The Blueshirt Group mike@blueshirtgroup.com Tel: 415-217-4968	Public Relations Vikki Herrera Openwave Systems Inc. vikki.Herrera@openwave.com Tel: 650-480-6753

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OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	December 31, 2009	June 30, 2009
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$105,149	$109,082
Accounts receivable, net	30,402	31,107
Prepaid and other current assets	22,620	26,801

Total current assets	158,171	166,990

Property and equipment, net	8,864	11,566
Long-term investments and restricted cash and investments	23,307	17,618
Deposits and other assets	8,090	8,313
Goodwill	267	—
Intangible assets, net	3,040	3,880

Total assets	$201,739	$208,367

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,223	$5,348
Accrued liabilities	23,562	23,079
Accrued restructuring costs	14,273	15,327
Deferred revenue	36,301	38,349

Total current liabilities	78,359	82,103

Accrued restructuring costs, less current portion	28,798	34,843
Deferred revenue, less current portion	11,707	11,901
Deferred rent obligations and long-term taxes payable	4,989	6,824

Total liabilities	123,853	135,671

Stockholders’ equity	77,886	72,696

Total liabilities and stockholders’ equity	$201,739	$208,367

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31, 2009	September 30, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Revenues:
License	$13,283	$10,425	$13,849	$23,708	$28,176
Maintenance and support	16,168	15,798	15,917	31,966	32,295
Services	20,291	23,619	18,298	43,910	38,638

Total revenues	49,742	49,842	48,064	99,584	99,109

Cost of revenues:
License	256	230	475	486	1,629
Maintenance and support	4,657	4,316	4,507	8,973	8,748
Services	15,075	17,773	13,439	32,848	27,886
Amortization of intangible assets	420	420	1,103	840	2,232

Total cost of revenues	20,408	22,739	19,524	43,147	40,495

Gross profit	29,334	27,103	28,540	56,437	58,614

Operating Expenses:
Research and development	9,667	9,864	11,929	19,531	24,089
Sales and marketing	11,052	10,711	10,032	21,763	20,776
General and administrative	6,710	7,925	7,808	14,635	18,428
Restructuring and other related costs	1,353	422	427	1,775	2,330
Acquisition-related costs and amortization	—	—	152	—	304
Impairment of goodwill	—	—	59,517	—	59,517

Total operating expenses	28,782	28,922	89,865	57,704	125,444

Operating income (loss) from continuing operations	552	(1,819)	(61,325)	(1,267)	(66,830)
Interest and other income (expense), net	(220)	(1,209)	(1,436)	(1,429)	(7,932)

Pre-tax income (loss) from continuing operations	332	(3,028)	(62,761)	(2,696)	(74,762)
Income taxes	119	498	1,029	617	1,532

Net income (loss) from continuing operations	213	(3,526)	(63,790)	(3,313)	(76,294)
Net loss from discontinued operations, net of tax	—	—	(371)	—	(371)
Gain on sale of discontinued operations	—	4,516	—	4,516	2,000

Net income (loss)	$213	$990	$(64,161)	$1,203	$(74,665)

Basic net income (loss) per share from:
Continuing operations	$—	$(0.04)	$(0.77)	$(0.04)	$(0.92)
Discontinued operations	—	0.05	—	0.05	0.02

Net income (loss) per share	$—	$0.01	$(0.77)	$0.01	$(0.90)

Diluted net income (loss) per share from:
Continuing operations	$—	$(0.04)	$(0.77)	$(0.04)	$(0.92)
Discontinued operations	—	0.05	—	0.05	0.02

Net income (loss) per share	$—	$0.01	$(0.77)	$0.01	$(0.90)

Shares used in basic net income (loss) per share	83,408	83,295	82,855	83,352	82,814
Shares used in diluted net income (loss) per share	84,910	83,295	82,855	83,352	82,814

Stock-based compensation by category:
Maintenance and support	$32	$38	$35	$70	$107
Services	36	76	179	112	345
Research and development	42	98	377	140	627
Sales and marketing	127	146	166	273	298
General and administrative	201	189	172	390	523

	$438	$547	$929	$985	$1,900

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET LOSS

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31, 2009	September 30, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Reconciliation between GAAP and Non-GAAP net income (loss):
Net income (loss)	$213	$990	$(64,161)	$1,203	$(74,665)
Exclude:
Restructuring and other related costs	1,353	422	427	1,775	2,330
Acquisition-related costs and amortization(a)	420	420	1,255	840	2,536
Amortization of stock-based compensation	438	547	929	985	1,900
Professional fees associated with unusual events(b)	503	344	743	847	2,747
Discontinued operations, net of tax(c)	—	(4,516)	371	(4,516)	(1,629)
Realized losses and other-than-temporary impairments of investments	651	1,464	2,536	2,115	8,168
Impairment of goodwill	—	—	59,517	—	59,517
Tax impact of reconciling items(d)	(51)	(51)	(267)	(102)	(560)

Non-GAAP net income (loss)	$3,527	$(380)	$1,350	$3,147	$344

Diluted GAAP net income (loss) per share	$—	$0.01	$(0.77)	$0.01	$(0.90)
Exclude:
Restructuring and other related costs	$0.01	$—	$0.01	$0.01	$0.03
Acquisition-related costs and amortization(a)	$—	$0.01	$0.01	$0.01	$0.03
Amortization of stock-based compensation	$0.01	$0.01	$0.01	$0.02	$0.02
Professional fees associated with unusual events(b)	$0.01	$—	$0.01	$0.01	$0.03
Discontinued operations, net of tax(c)	$—	$(0.05)	$—	$(0.05)	$(0.02)
Realized losses and other-than-temporary impairments of investments	$0.01	$0.02	$0.03	$0.03	$0.10
Impairment of goodwill	$—	$—	$0.72	$—	$0.72
Tax impact of reconciling items(d)	$—	$—	$—	$—	$(0.01)

Diluted non-GAAP net income per share	$0.04	$—	$0.02	$0.04	$—

Shares used in computing diluted earnings per share	84,910	83,295	82,855	83,352	82,814

(a)	Acquisition-related costs relates to retention-based consideration under the terms of the Widerweb and Solomio acquisitions. Amortization relates to acquired intangible assets.
(b)	Relates to legal fees regarding the stock option lawsuits and other unusual events, net of insurance reimbursements.
(c)	Relates to the release of escrowed funds associated with the previous sale of Musiwave.
(d)	The tax impact relates to tax benefits related to amortization of intangibles and stock-based compensation.

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Six Months Ended
	December 31, 2009	September 30, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Operating activities:
Net income (loss)	$213	$990	$(64,161)	$1,203	$(74,665)
Gain on sale of discontinued operation	—	(4,516)	—	(4,516)	(2,000)
Reconciling items:
Depreciation, amortization of intangibles and stock-based compensation	2,361	2,448	3,780	4,809	7,550
Non-cash restructuring charges	369	391	429	760	876
Accelerated depreciation on restructured property and equipment	181	—	—	181	235
Provision for (recovery of) doubtful accounts	(350)	31	(202)	(319)	(165)
Other non-cash items, net	1,126	64	63	1,190	210
Payment of legal settlement, net of insurance reimbursement	—	—	(5,000)	—	(5,000)
Realized losses and other-than-temporary impairments of investments	651	1,464	2,536	2,115	8,168
Goodwill impairment	—	—	59,517	—	59,517
Changes in operating assets and liabilities	1,715	(9,661)	(4,476)	(7,946)	(5,163)

Net cash provided by (used for) operating activities	6,266	(8,789)	(7,514)	(2,523)	(10,437)

Investing activities:
Purchases of property and equipment, net	(314)	(607)	(23)	(921)	(500)
Sale of discontinued operation, net	—	4,516	1,916	4,516	11,634
Proceeds of investments, net	(20,728)	(700)	10,264	(21,428)	19,233
Maturities of restricted cash and investments, net	(10)	419	—	409	—

Net cash provided by (used for) investing activities	(21,052)	3,628	12,157	(17,424)	30,367

Financing activities:
Payment on notes payable	—	—	—	—	(150,000)
Net proceeds from issuance of common stock	169	81	73	250	73

Cash provided by (used for) financing activities	169	81	73	250	(149,927)

Net increase (decrease) in cash and cash equivalents	(14,617)	(5,080)	4,716	(19,697)	(129,997)
Cash and cash equivalents at beginning of period	86,465	91,545	61,437	91,545	196,150

Cash and cash equivalents at end of period, including discontinued operations	$71,848	$86,465	$66,153	$71,848	$66,153